Exhibit 99.1

Horizon Technology Finance Announces Pricing of Loan Securitization

Farmington, Connecticut – August 5, 2019 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services and cleantech industries, today announced that it priced its loan securitization.

Transaction Summary

The Horizon Funding Trust 2019-1 securitization is a private securitization under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act in which Horizon expects to sell a pool of loans with an aggregate principal balance of approximately $160 million to a securitization trust and receive proceeds from the issuance and sale of rated notes. Following pricing, total proceeds, including cash and securities, are expected to be $98.8 million before fees and expenses. A breakdown of proceeds and related descriptions is below.

Horizon Q3 2019 Securitization Expected Proceeds (in millions)

Q3 2019 Securitization
Principal balance sold	$100.0
Reserve account funding	$(1.2)

Total proceeds before fees and expenses	$98.8

Principal Balance

The Horizon Funding Trust 2019-1 2019 securitization transaction includes approximately $160 million in aggregate principal balance of loans across the full credit spectrum.

Reserve Account Funding

The company expects to fund a reserve account in an amount equal to 0.75% of the principal balance as additional credit enhancement for the rated notes.

Fees and Expenses

Fees and expenses for the transaction are expected to include underwriting fees and other transaction expenses.

The transaction is scheduled to close on August 13, 2019, subject to customary closing conditions.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act“ ), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes were offered and are only being sold to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon also has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Brian Ruby

brian.ruby@icrinc.com

(203) 682-8268